As filed with the Securities and Exchange Commission on March 22, 2011
Registration Statement No. 333-154173

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Post-Effective
Amendment No. 6 to
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

THE GOLDMAN SACHS GROUP, INC.	GOLDMAN SACHS CAPITAL I GOLDMAN SACHS CAPITAL II
(Exact name of Registrant as specified in its charter)	GOLDMAN SACHS CAPITAL III
GOLDMAN SACHS CAPITAL IV
Delaware	GOLDMAN SACHS CAPITAL V
(State or other jurisdiction of incorporation or organization)	GOLDMAN SACHS CAPITAL VI
13-4019460	GS FINANCE CORP.
(I.R.S. Employer Identification No.)	(Exact name of each Registrant as specified in its charter)

200 West Street	Delaware
New York, NY 10282	(State or other jurisdiction of incorporation or organization)
(212) 902-1000	20-6109925, 20-6109939, 20-6109956, 20-6109972,
(Address, including zip code, and telephone number,	34-2036412, 34-2036414, 26-0785112
including area code, of Registrant’s principal executive offices)	(I.R.S. Employer Identification No.)

c/o The Goldman Sachs Group, Inc.
200 West Street
New York, NY 10282
(212) 902-1000
(Address, including zip code, and telephone number,
including area code, of Registrant’s principal executive offices)

Kenneth L. Josselyn
The Goldman Sachs Group, Inc.
200 West Street
New York, New York 10282
(212) 902-1000
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copies to:
David B. Harms
Robert W. Reeder III
Sullivan & Cromwell LLP
125 Broad Street
New York, New York 10004
(212) 558-4000

     Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☑
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☑
     If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Amount to be registered/
Proposed maximum offering
Title of each class of	price per unit/	Amount of
securities to be registered	Proposed maximum offering price	registration fee
Debt Securities of The Goldman Sachs Group, Inc.
Senior Debt Securities of The Goldman Sachs Group, Inc. issued under the Senior Debt Indenture dated as of July 16, 2008
Warrants of The Goldman Sachs Group, Inc.
Purchase Contracts of The Goldman Sachs Group, Inc.
Prepaid Purchase Contracts of The Goldman Sachs Group, Inc. issued under the Senior Debt Indenture dated as of July 16, 2008
Units of The Goldman Sachs Group, Inc.(4)
Preferred Stock of The Goldman Sachs Group, Inc.
Depositary Shares of The Goldman Sachs Group, Inc.(5)
Capital Securities of
Goldman Sachs Capital I,
Goldman Sachs Capital II,
Goldman Sachs Capital III,
Goldman Sachs Capital IV,
Goldman Sachs Capital V and
Goldman Sachs Capital VI	(1)(2)	$3,398,883(1)(2)(3)
(collectively, the “Issuer Trusts”)
Debt Securities of GS Finance Corp.
Warrants of GS Finance Corp.
Units of GS Finance Corp.(6)
The Goldman Sachs Group, Inc. Guarantees with respect to Capital Securities or securities of other issuers(7)
The Goldman Sachs Group, Inc. Guarantees with respect to deposit obligations of Goldman Sachs Bank USA or its successor or any other banking subsidiary of The Goldman Sachs Group, Inc.(8)
The Goldman Sachs Group, Inc. Guarantee with respect to notes and deposit notes of Goldman Sachs Bank USA or its successor or any other banking subsidiary of The Goldman Sachs Group, Inc.(9)
Common Stock of The Goldman Sachs Group, Inc., par value $0.01 per share

(1)	An unspecified aggregate initial offering price or number of the securities of each identified class is being registered and may from time to time be offered at unspecified prices. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities or that are issued in units or represented by depositary shares.

(2)	This Registration Statement also includes an indeterminate amount of securities of the classes specified in the table above that may be reoffered and resold on an ongoing basis after their initial sale in market-making transactions by affiliates of the Registrants. These securities consist of an indeterminate amount of such securities that are initially being registered, and will initially be offered and sold, under this Registration Statement and an indeterminate amount of such securities that were initially registered, and were initially offered and sold, under registration statements previously filed by the Registrants. All such market-making reoffers and resales of these securities that are made pursuant to a registration statement after the effectiveness of this Registration Statement are being made solely pursuant to this Registration Statement. Pursuant to Rule

457(q) under the Securities Act, no separate registration fee will be paid with respect to any of such securities that may be reoffered or resold after their initial sale in market-making transactions.

(3)	Pursuant to Rules 456(b) and 457(r) under the Securities Act, The Goldman Sachs Group, Inc. is deferring payment of the filing fees relating to the securities that are registered and available for sale under registration statement No. 333-154173, except for (a) $2,902,500 of filing fees that have been paid on the date of this Post-Effective Amendment No. 6 with regard to $25,000,000,000 aggregate initial offering price of securities that are available for sale in future offerings and (b) $496,383 of filing fees that were previously paid with regard to $8,895,756,893 aggregate initial offering price of securities that are available for sale in future offerings. The filings fees referenced above have been paid in advance of any future offerings of these securities.

(4)	Each unit of The Goldman Sachs Group, Inc. will be issued under a unit agreement or indenture and will represent an interest in one or more debt securities, warrants, purchase contracts, shares of preferred stock, depositary shares or common stock of The Goldman Sachs Group, Inc. and capital securities of the Issuer Trusts, as well as debt or equity securities of third parties, in any combination, which may or may not be separable from one another.

(5)	Each depositary share of The Goldman Sachs Group, Inc. will be issued under a deposit agreement, will represent an interest in a fractional share or multiple shares of preferred stock of The Goldman Sachs Group, Inc. and will be evidenced by a depositary receipt.

(6)	Each unit of GS Finance Corp. will be issued under a unit agreement or indenture and will represent an interest in (i) one or more debt securities and warrants of GS Finance Corp. or (ii) any of the foregoing and debt or equity securities of The Goldman Sachs Group, Inc., which may or may not be separable from one another.

(7)	The Goldman Sachs Group, Inc. is also registering the guarantees and other obligations that it may have with respect to capital securities to be issued by any of the Issuer Trusts, or with respect to securities to be issued by GS Finance Corp. or similar securities that may be issued by similar entities formed in the future. Pursuant to Rule 457(n) under the Securities Act, no separate registration fee will be paid in respect of any such guarantees or any other obligations.

(8)	The Goldman Sachs Group, Inc. is also registering guarantees and other obligations that it may have with respect to certificates of deposit issued or to be issued at any time and from time to time in the past or the future by Goldman Sachs Bank USA, a New York State-chartered bank and a banking subsidiary of The Goldman Sachs Group, Inc. (“GS Bank”), or by any successor to GS Bank or by any other banking subsidiary of The Goldman Sachs Group, Inc., in each case whether now or hereafter formed. Except for an initial fee of $1.00 previously paid, no separate registration fee will be paid in respect of any such guarantees or other obligations.

(9)	The Goldman Sachs Group, Inc. is also registering guarantees and other obligations that it may have with respect to notes and deposit notes to be issued at any time and from time to time by GS Bank, or by any successor to GS Bank or by any other banking subsidiary of The Goldman Sachs Group, Inc., in each case whether now or hereafter formed. Except for an initial fee of $1.00 previously paid, no separate registration fee will be paid in respect of any such guarantee or other obligations.

Explanatory Note
     This Post-Effective Amendment No. 6 to the Registration Statement on Form S-3 (File No. 333-154173) is being filed by The Goldman Sachs Group, Inc., Goldman Sachs Capital I, Goldman Sachs Capital II, Goldman Sachs Capital III, Goldman Sachs Capital IV, Goldman Sachs Capital V, Goldman Sachs Capital VI and GS Finance Corp. for the purposes of registering an additional $25,000,000,000 initial offering price of securities that may be offered and sold from time to time hereunder and reflecting, in Item 14. “Other Expenses of Issuance and Distribution” in Part II, the related registration fees that have been paid with respect thereto. Accordingly, this Post-Effective Amendment No. 6 shall become effective immediately upon filing with the Securities and Exchange Commission. No changes have been made to the prospectus that forms Part I or to any other item in Part II of the Registration Statement. Accordingly, they have been omitted.

PART II
Information Not Required in Prospectus
Item 14. Other Expenses of Issuance and Distribution.
     The following is a statement of the expenses (all of which are estimated other than the SEC registration fees and the FINRA fees) to be incurred by The Goldman Sachs Group, Inc. in connection with the distribution of the securities registered under this Registration Statement:

Amount to
be paid
SEC registration fees	$5,251,134 *
FINRA fees	75,500
Legal fees and expenses	100,000
Fees and expenses of qualification under state securities laws (including legal fees)	50,000
Accounting fees and expenses	750,000
Printing fees	1,500,000
Rating agency fees	2,000,000
Trustee’s fees and expenses	500,000
Miscellaneous	99,500

Total	$10,326,134

*	Paid in accordance with Rule 457(o). Other filing fees are deferred in accordance with Rule 456(b) and 457(r).
Item 16. Exhibits.

Incorporated by Reference
Exhibit No.	Description	to Filings Indicated
1.1	Amended and Restated Distribution Agreement for Medium-Term Notes, Series B of The Goldman Sachs Group, Inc., dated October 10, 2008.	**

1.2	Amendment No. 1 to the Medium-Term Notes, Series B Amended and Restated Distribution Agreement of The Goldman Sachs Group, Inc., dated April 6, 2009.	**

1.3	Amended and Restated Distribution Agreement for Medium-Term Notes, Series D of The Goldman Sachs Group, Inc., dated October 10, 2008.	**

1.4	Amendment No. 1 to the Medium-Term Notes, Series D Amended and Restated Distribution Agreement of The Goldman Sachs Group, Inc., dated April 6, 2009.	**

1.5	Form of Distribution Agreement for warrants of The Goldman Sachs Group, Inc.	*

1.6	Form of Underwriting Agreement for senior debt securities of The Goldman Sachs Group, Inc., issued under the Indenture, dated as of May 19, 1999, between The Goldman Sachs Group, Inc. and The Bank of New York Mellon (formerly known as The Bank of New York), as trustee.	**

Incorporated by Reference
Exhibit No.	Description	to Filings Indicated
1.7	Form of Underwriting Agreement for senior debt securities of The Goldman Sachs Group, Inc., issued under the Senior Debt Indenture, dated as of July 16, 2008, between The Goldman Sachs Group, Inc. and The Bank of New York Mellon, as trustee.	**

1.8	Form of Underwriting Agreement for subordinated debt securities of The Goldman Sachs Group, Inc.	*

1.9	Form of Underwriting Agreement for warrants of The Goldman Sachs Group, Inc.	*

1.10	Form of Underwriting Agreement for purchase contracts of The Goldman Sachs Group, Inc.	*

1.11	Form of Underwriting Agreement for units of The Goldman Sachs Group, Inc.	*

1.12	Form of Underwriting Agreement for preferred stock and depositary shares of The Goldman Sachs Group, Inc.	Exhibit 1.7 to The Goldman Sachs Group, Inc.’s Current Report on Form 8-K (File No. 001-14965), dated May 23, 2006 and filed on May 24, 2006.

1.13	Form of Underwriting Agreement for capital securities.	*

1.14	Form of Distribution Agreement for Medium-Term Notes, Series A of GS Finance Corp.	**

1.15	Form of Distribution Agreement for Medium-Term Notes, Series E of GS Finance Corp.	**

1.16	Form of Distribution Agreement for warrants of GS Finance Corp.	*

1.17	Form of Underwriting Agreement for senior debt securities of GS Finance Corp., issued under the Senior Debt Indenture, dated as of December 4, 2007, among GS Finance Corp., The Goldman Sachs Group, Inc., as guarantor, and The Bank of New York Mellon, as trustee.	*

1.18	Form of Underwriting Agreement for senior debt securities of GS Finance Corp., issued under the Senior Debt Indenture, dated as of October 10, 2008, among GS Finance Corp., The Goldman Sachs Group, Inc., as guarantor, and The Bank of New York Mellon, as trustee.	*

1.19	Form of Underwriting Agreement for subordinated debt securities of GS Finance Corp.	*

1.20	Form of Underwriting Agreement for warrants of GS Finance Corp.	*

1.21	Form of Underwriting Agreement for units of GS Finance Corp.	*

Incorporated by Reference
Exhibit No.	Description	to Filings Indicated
1.22	Form of Brokerage Agreement relating to Certificates of Deposit of Goldman Sachs Bank USA (or any successor thereto or any other banking subsidiary of The Goldman Sachs Group, Inc.).	**

1.23	Form of Distribution Agreement relating to Deposit Notes of Goldman Sachs Bank USA (or any successor thereto or any other banking subsidiary of The Goldman Sachs Group, Inc.).	**

1.24	Form of Distribution Agreement relating to Notes of Goldman Sachs Bank USA (or any successor thereto or any other banking subsidiary of The Goldman Sachs Group, Inc.).	*

2.1	Amended and Restated Plan of Incorporation of The Goldman Sachs Group, L.P.	Exhibit 2.1 to Amendment No. 2 to The Goldman Sachs Group, Inc.’s Registration Statement on Form S-1 (No. 333-74449), filed on April 30, 1999.

2.2	Certificate of Incorporation of GS Finance Corp.	Exhibit 2.5 to The Goldman Sachs Group, Inc.’s Post-Effective Amendment No. 10 to Registration Statement on Form S-3 (File No. 333-130074), filed on December 4, 2007.

4.1	Specimen of certificate representing The Goldman Sachs Group, Inc.’s common stock, par value $0.01 per share.	**

4.2	Amended and Restated Certificate of Incorporation of The Goldman Sachs Group, Inc., including Certificates of Designations relating to Preferred Stock Series A, B, C, D, E, F and G.	Exhibit 3.1 to The Goldman Sachs Group, Inc.’s Current Report on Form 8-K (File No. 001-14965) dated May 7, 2010 and filed on May 11, 2010.

4.3	Indenture, dated as of May 19, 1999, between The Goldman Sachs Group, Inc. and The Bank of New York Mellon, as trustee, with respect to senior debt securities of The Goldman Sachs Group, Inc.	Exhibit 6 to The Goldman Sachs Group, Inc.’s Registration Statement on Form 8-A (File No. 001-14965), filed on June 29, 1999.

4.4	Senior Debt Indenture, dated as of July 16, 2008, between The Goldman Sachs Group, Inc. and The Bank of New York Mellon, as trustee, with respect to senior debt securities of The Goldman Sachs Group, Inc.	Exhibit 4.82 to Post-Effective Amendment No. 11 to The Goldman Sachs Group, Inc.’s Registration Statement on Form S-3 (No. 333-130074), filed on July 17, 2008.

4.5	Subordinated Indenture, dated as of February 20, 2004, between The Goldman Sachs Group, Inc. and The Bank of New York Mellon, as trustee, with respect to subordinated debt securities of The Goldman Sachs Group, Inc.	Exhibit 4.2 to The Goldman Sachs Group, Inc.’s Annual Report on Form 10-K (File No. 001-14965), for the fiscal year ended November 28, 2003.

Incorporated by Reference
Exhibit No.	Description	to Filings Indicated
4.6	Certificate of Trust of Goldman Sachs Capital II.	Exhibit 4.12 to The Goldman Sachs Group, Inc.’s Registration Statement on Form S-3 (No. 333-112367), filed on January 30, 2004.

4.7	Amended and Restated Declaration of Trust of Goldman Sachs Capital II.	Exhibit 99.5 to The Goldman Sachs Group, Inc.’s Registration Statement on Form 8-A (File No. 001-14965), filed on May 17, 2007.

4.8	Form of Agreement as to Expenses and Liabilities for Goldman Sachs Capital II.	Exhibit 4.19 to The Goldman Sachs Group, Inc.’s Registration Statement on Form S-3 (No. 333-112367), filed on January 30, 2004.

4.9	Guarantee Agreement for Goldman Sachs Capital II.	Exhibit 99.7 to The Goldman Sachs Group, Inc.’s Registration Statement on Form 8-A (File No. 001-14965), filed on May 17, 2007.

4.10	Certificate of Trust of Goldman Sachs Capital III.	Exhibit 4.14 to The Goldman Sachs Group, Inc.’s Registration Statement on Form S-3 (No. 333-112367), filed on January 30, 2004.

4.11	Amended and Restated Declaration of Trust of Goldman Sachs Capital III.	Exhibit 99.5 to The Goldman Sachs Group, Inc.’s Registration Statement on Form 8-A (File No. 001-14965), filed on May 17, 2007.

4.12	Form of Agreement as to Expenses and Liabilities for Goldman Sachs Capital III.	Exhibit 4.20 to The Goldman Sachs Group, Inc.’s Registration Statement on Form S-3 (No. 333-112367), filed on January 30, 2004.

4.13	Guarantee Agreement for Goldman Sachs Capital III.	Exhibit 99.7 to The Goldman Sachs Group, Inc.’s Registration Statement on Form 8-A (File No. 001-14965), filed on May 17, 2007.

4.14	Certificate of Trust of Goldman Sachs Capital IV.	Exhibit 4.16 to The Goldman Sachs Group, Inc.’s Registration Statement on Form S-3 (No. 333-112367), filed on January 30, 2004.

Incorporated by Reference
Exhibit No.	Description	to Filings Indicated
4.15	Form of Amended and Restated Trust Agreement for Goldman Sachs Capital IV.	Exhibit 4.9 to The Goldman Sachs Group, Inc.’s Registration Statement on Form S-3 (No. 333-112367), filed on January 30, 2004.

4.16	Trust Agreement of Goldman Sachs Capital IV.	Exhibit 4.17 to The Goldman Sachs Group, Inc.’s Registration Statement on Form S-3 (No. 333-112367), filed on January 30, 2004.

4.17	Form of Agreement as to Expenses and Liabilities for Goldman Sachs Capital IV.	Exhibit 4.21 to The Goldman Sachs Group, Inc.’s Registration Statement on Form S-3 (No. 333-112367), filed on January 30, 2004.

4.18	Form of Guarantee Agreement for Goldman Sachs Capital IV.	Exhibit 4.25 to The Goldman Sachs Group, Inc.’s Registration Statement on Form S-3 (No. 333-112367), filed on January 30, 2004.

4.19	Certificate of Trust of Goldman Sachs Capital V.	Exhibit 4.17 to The Goldman Sachs Group, Inc.’s Registration Statement on Form S-3 (No. 333-122977), filed on February 24, 2005.

4.20	Form of Amended and Restated Trust Agreement for Goldman Sachs Capital V.	Exhibit 4.9 to The Goldman Sachs Group, Inc.’s Registration Statement on Form S-3 (No. 333-122977), filed on February 24, 2005.

4.21	Trust Agreement of Goldman Sachs Capital V.	Exhibit 4.18 to The Goldman Sachs Group, Inc.’s Registration Statement on Form S-3 (No. 333-122977), filed on February 24, 2005.

4.22	Form of Agreement as to Expenses and Liabilities for Goldman Sachs Capital V.	Exhibit 4.24 to The Goldman Sachs Group, Inc.’s Registration Statement on Form S-3 (No. 333-122977), filed on February 24, 2005.

4.23	Form of Guarantee Agreement for Goldman Sachs Capital V.	Exhibit 4.29 to The Goldman Sachs Group, Inc.’s Registration Statement on Form S-3 (No. 333-122977), filed on February 24, 2005.

Incorporated by Reference
Exhibit No.	Description	to Filings Indicated
4.24	Certificate of Trust of Goldman Sachs Capital VI.	Exhibit 4.19 to The Goldman Sachs Group, Inc.’s Registration Statement on Form S-3 (No. 333-122977), filed on February 24, 2005.

4.25	Form of Amended and Restated Trust Agreement for Goldman Sachs Capital VI.	Exhibit 4.10 to The Goldman Sachs Group, Inc.’s Registration Statement on Form S-3 (No. 333-122977), filed on February 24, 2005.

4.26	Trust Agreement of Goldman Sachs Capital VI.	Exhibit 4.20 to The Goldman Sachs Group, Inc.’s Registration Statement on Form S-3 (No. 333-122977), filed on February 24, 2005.

4.27	Form of Agreement as to Expenses and Liabilities for Goldman Sachs Capital VI.	Exhibit 4.25 to The Goldman Sachs Group, Inc.’s Registration Statement on Form S-3 (No. 333-122977), filed on February 24, 2005.

4.28	Form of Guarantee Agreement for Goldman Sachs Capital VI.	Exhibit 4.30 to The Goldman Sachs Group, Inc.’s Registration Statement on Form S-3 (No. 333-122977), filed on February 24, 2005.

4.29	Warrant Indenture, dated as of February 14, 2006, between The Goldman Sachs Group, Inc. and The Bank of New York Mellon, as trustee, with respect to warrants of The Goldman Sachs Group, Inc.	Exhibit 4.34 to The Goldman Sachs Group, Inc.’s Post-Effective Amendment No. 3 to Registration Statement on Form S-3 (File No. 333-130074), filed on March 1, 2006.

4.30	Form of Debt Warrant Agreement for warrants of The Goldman Sachs Group, Inc. sold attached to debt securities of The Goldman Sachs Group, Inc.	*

4.31	Form of Debt Warrant Agreement for warrants of The Goldman Sachs Group, Inc. sold alone.	*

4.32	Form of Warrant Agreement for universal warrants of The Goldman Sachs Group, Inc.	*

4.33	Deposit Agreement, dated as of October 21, 2005, between The Goldman Sachs Group, Inc. and JP Morgan Chase Bank, N.A., including form of depositary receipt.	Exhibit 5 to The Goldman Sachs Group, Inc.’s Registration Statement on Form 8-A (file No. 001-14965), filed on October 28, 2005.

Incorporated by Reference
Exhibit No.	Description	to Filings Indicated
4.34	Form of Unit Agreement of The Goldman Sachs Group, Inc., including form of unit certificate.	*

4.35	Form of Unit Agreement Without Holders’ Obligation of The Goldman Sachs Group, Inc.	*

4.36	Form of senior debt securities of The Goldman Sachs Group, Inc., issued under the Indenture, dated as of May 19, 1999, between The Goldman Sachs Group, Inc. and The Bank of New York Mellon, as trustee (included in Exhibit 4.3).

4.37	Form of senior debt securities of The Goldman Sachs Group, Inc. issued under the Senior Debt Indenture, dated as of July 16, 2008, between The Goldman Sachs Group, Inc. and The Bank of New York Mellon, as trustee (included in Exhibit 4.4).

4.38	Form of floating rate senior debt security issued under the Indenture, dated as of May 19, 1999, between The Goldman Sachs Group, Inc. and The Bank of New York Mellon, as trustee.	**

4.39	Form of floating rate senior debt security issued under the Senior Debt Indenture, dated as of July 16, 2008, between The Goldman Sachs Group, Inc. and The Bank of New York Mellon, as trustee.	**

4.40	Form of fixed rate senior debt security issued under the Indenture, dated as of May 19, 1999, between The Goldman Sachs Group, Inc. and The Bank of New York Mellon, as trustee.	Exhibit 4.55 to Post-Effective Amendment No. 2 to The Goldman Sachs Group, Inc.’s Registration Statement on Form S-3 (No. 333-130074), filed on February 3, 2006.

4.41	Form of fixed rate senior debt security issued under the Senior Debt Indenture, dated as of July 16, 2008, between The Goldman Sachs Group, Inc. and The Bank of New York Mellon, as trustee.	Exhibit 4.91 to Post-Effective Amendment No. 11 to The Goldman Sachs Group, Inc.’s Registration Statement on Form S-3 (No. 333-130074), filed on July 17, 2008.

4.42	Form of subordinated debt securities of The Goldman Sachs Group, Inc. (included in Exhibit 4.5).

4.43	Form of Floating Rate Medium-Term Note, Series B, of The Goldman Sachs Group, Inc.	**

4.44	Form of Floating Rate Medium-Term Note, Series D, of The Goldman Sachs Group, Inc.	**

4.45	Form of Fixed Rate Medium-Term Note, Series B, of The Goldman Sachs Group, Inc.	Exhibit 4.4 to Post-Effective Amendment No. 1 to The Goldman Sachs Group, Inc.’s Registration Statement on Form S-1 (No. 333-75321), filed on July 1, 1999.

Incorporated by Reference
Exhibit No.	Description	to Filings Indicated
4.46	Form of Fixed Rate Medium-Term Note, Series D, of The Goldman Sachs Group, Inc.	Exhibit 4.85 to Post-Effective Amendment No. 11 to The Goldman Sachs Group, Inc.’s Registration Statement on Form S-3 (No. 333-130074), filed on July 17, 2008.

4.47	Form of Mandatory Exchangeable Medium-Term Note, Series B, of The Goldman Sachs Group, Inc.	Exhibit 4.5 to Post-Effective Amendment No. 1 to The Goldman Sachs Group, Inc.’s Registration Statement on Form S-1 (No. 333-75321), filed on July 1, 1999.

4.48	Form of Mandatory Exchangeable Medium-Term Note, Series D, of The Goldman Sachs Group, Inc.	Exhibit 4.86 to Post-Effective Amendment No. 11 to The Goldman Sachs Group, Inc.’s Registration Statement on Form S-3 (No. 333-130074), filed on July 17, 2008.

4.49	Form of Exchangeable Medium-Term Note, Series B, of The Goldman Sachs Group, Inc.	Exhibit 4.6 to Post-Effective Amendment No. 1 to The Goldman Sachs Group, Inc.’s Registration Statement on Form S-1 (No. 333-75321), filed on July 1, 1999.

4.50	Form of Exchangeable Medium-Term Note, Series D, of The Goldman Sachs Group, Inc.	Exhibit 4.87 to Post-Effective Amendment No. 11 to The Goldman Sachs Group, Inc.’s Registration Statement on Form S-3 (No. 333-130074), filed on July 17, 2008.

4.51	Form of Exchange Traded Note, Series B, of The Goldman Sachs Group, Inc.	Exhibit 99.2 to The Goldman Sachs Group, Inc.’s Registration Statement on Form 8-A (File No. 001-14965), filed on June 26, 2007.

4.52	Form of Index-Linked Medium-Term Note, Series D, of The Goldman Sachs Group, Inc.	Exhibit 4.88 to Post-Effective Amendment No. 11 to The Goldman Sachs Group, Inc.’s Registration Statement on Form S-3 (No. 333-130074), filed on July 17, 2008.

4.53	Specimen Master Medium-Term Note, Series B, of The Goldman Sachs Group, Inc.	**

4.54	Specimen Master Medium-Term Note, Series D, dated October 10, 2008, of The Goldman Sachs Group, Inc.	**

Incorporated by Reference
Exhibit No.	Description	to Filings Indicated
4.55	Specimen Master Medium-Term Note, Series D, dated April 6, 2009, of The Goldman Sachs Group, Inc.	**

4.56	Form of put warrant of The Goldman Sachs Group, Inc. (included in Exhibit 4.29).

4.57	Form of call warrant of The Goldman Sachs Group, Inc. (included in Exhibit 4.29).

4.58	Form of universal warrant of The Goldman Sachs Group, Inc.	Exhibit 4.57 to The Goldman Sachs Group, Inc.’s Post-Effective Amendment No. 7 to Registration Statement on Form S-3 (File No. 333-130074), filed on February 20, 2007.

4.59	Form of Prepaid Purchase Contract of The Goldman Sachs Group, Inc.	*

4.60	Form of Non-Prepaid Purchase Contract (Issuer Sale) of The Goldman Sachs Group, Inc. (to be included in Exhibit 4.32).

4.61	Form of Non-Prepaid Purchase Contract (Issuer Purchase) of The Goldman Sachs Group, Inc. (to be included in Exhibit 4.32).

4.62	Form of Capital Security (included in Exhibits 4.7, 4.11, 4.15, 4.20, 4.25 and 4.88).

4.63	Senior Debt Indenture, dated as of December 4, 2007, among GS Finance Corp., The Goldman Sachs Group, Inc., as guarantor, and The Bank of New York Mellon, as trustee, with respect to senior debt securities of GS Finance Corp.	Exhibit 4.69 to The Goldman Sachs Group, Inc.’s Post-Effective Amendment No. 10 to Registration Statement on Form S-3 (File No. 333-130074), filed on December 4, 2007.

4.64	Senior Debt Indenture, dated as of October 10, 2008, among GS Finance Corp., The Goldman Sachs Group, Inc., as guarantor, and The Bank of New York Mellon, as trustee, with respect to senior debt securities of GS Finance Corp.	**

4.65	Form of Unit Agreement of GS Finance Corp., including form of units.	*

4.66	Form of Unit Agreement Without Holders’ Obligation of GS Finance Corp.	*

4.67	Form of senior debt securities of GS Finance Corp., issued under the Senior Debt Indenture, dated as of December 4, 2007, among GS Finance Corp., The Goldman Sachs Group, Inc., as guarantor, and The Bank of New York Mellon, as trustee (included in Exhibit 4.63).

Incorporated by Reference
Exhibit No.	Description	to Filings Indicated
4.68	Form of senior debt securities of GS Finance Corp., issued under the Senior Debt Indenture, dated as of October 10, 2008, among GS Finance Corp., The Goldman Sachs Group, Inc., as guarantor, and The Bank of New York Mellon, as trustee (included in Exhibit 4.64).

4.69	Form of Floating Rate Medium-Term Note, Series A, of GS Finance Corp.	**

4.70	Form of Floating Rate Medium-Term Note, Series E, of GS Finance Corp.	**

4.71	Form of Fixed Rate Medium-Term Note , Series A, of GS Finance Corp.	Exhibit 4.76 to The Goldman Sachs Group, Inc.’s Post-Effective Amendment No. 10 to Registration Statement on Form S-3 (File No. 333-130074), filed on December 4, 2007.

4.72	Form of Fixed Rate Medium-Term Note, Series E, of GS Finance Corp.	**

4.73	Form of Index-Linked Medium-Term Note, Series A, of GS Finance Corp.	Exhibit 4.77 to The Goldman Sachs Group, Inc.’s Post-Effective Amendment No. 10 to Registration Statement on Form S-3 (File No. 333-130074), filed on December 4, 2007.

4.74	Form of Index-Linked Medium-Term Note, Series E, of GS Finance Corp.	**

4.75	Specimen Master Medium-Term Note, Series A, of GS Finance Corp.	**

4.76	Specimen Master Medium-Term Note, Series E, of GS Finance Corp.	**

4.77	Form of guarantee, issued under the Senior Debt Indenture, dated as of December 4, 2007, among GS Finance Corp., The Goldman Sachs Group, Inc., as guarantor, and The Bank of New York Mellon, as trustee, by The Goldman Sachs Group, Inc. of senior debt securities of GS Finance Corp. (included in Exhibit 4.63).

4.78	Form of guarantee, issued under the Senior Debt Indenture, dated as of October 10, 2008, among GS Finance Corp., The Goldman Sachs Group, Inc., as guarantor, and The Bank of New York Mellon, as trustee, by The Goldman Sachs Group, Inc. of senior debt securities of GS Finance Corp. (included in Exhibit 4.64).

4.79	General Guarantee Agreement, dated October 21, 2008, made by The Goldman Sachs Group, Inc. relating to certain obligations of Goldman Sachs Bank USA.	**

Incorporated by Reference
Exhibit No.	Description	to Filings Indicated
4.80	General Guarantee Agreement, dated December 1, 2008, made by The Goldman Sachs Group, Inc. relating to certain obligations of Goldman Sachs Bank USA.	**

4.81	Form of Floating Rate Senior Debt Security (TLGP) of The Goldman Sachs Group, Inc.	Exhibit 4.5 to The Goldman Sachs Group, Inc.’s Annual Report on Form 10-K (File No. 001-14965) for the fiscal year ended November 28, 2008.

4.82	Form of Fixed Rate Senior Debt Security (TLGP) of The Goldman Sachs Group, Inc.	Exhibit 4.6 to The Goldman Sachs Group, Inc.’s Annual Report on Form 10-K (File No. 001-14965) for the fiscal year ended November 28, 2008.

4.83	Form of Floating Rate Medium-Term Note, Series D (TLGP) of The Goldman Sachs Group, Inc.	Exhibit 4.7 to The Goldman Sachs Group, Inc.’s Annual Report on Form 10-K (File No. 001-14965) for the fiscal year ended November 28, 2008.

4.84	Form of Fixed Rate Medium-Term Note, Series D (TLGP) of The Goldman Sachs Group, Inc.	Exhibit 4.8 to The Goldman Sachs Group, Inc.’s Annual Report on Form 10-K (File No. 001-14965) for the fiscal year ended November 28, 2008.

4.85	Form of Floating Rate Senior Debt Security — TLGP, 2008 of The Goldman Sachs Group, Inc.	Exhibit 4.1 to The Goldman Sachs Group, Inc.’s Current Report on Form 8-K (File No. 001-14965), dated November 25, 2008 and filed on December 1, 2008.

4.86	Form of Fixed Rate Senior Debt Security — TLGP, 2008 of The Goldman Sachs Group, Inc.	Exhibit 4.2 to The Goldman Sachs Group, Inc.’s Current Report on Form 8-K (File No. 001-14965), dated November 25, 2008 and filed on December 1, 2008.

4.87	Certificate of Trust of Goldman Sachs Capital I	Exhibit 4.10 to The Goldman Sachs Group, Inc.’s Registration Statement on Form S-3 (No. 333-112367), filed on January 30, 2004.

Incorporated by Reference
Exhibit No.	Description	to Filings Indicated
4.88	Amended and Restated Trust Agreement of Goldman Sachs Capital I	Exhibit 4.2 to The Goldman Sachs Group, Inc.’s Quarterly Report on Form 10-Q (File No. 001-14965) for the quarterly period ended February 27, 2004.

4.89	Agreement as to Expenses and Liabilities for Goldman Sachs Capital I	Exhibit 4.3 to The Goldman Sachs Group, Inc.’s Quarterly Report on Form 10-Q (File No. 001-14965) for the quarterly period ended February 27, 2004.

4.90	Guarantee Agreement for Goldman Sachs Capital I	Exhibit 4.4 to The Goldman Sachs Group, Inc.’s Quarterly Report on Form 10-Q (File No. 001-14965) for the quarterly period ended February 27, 2004.

4.91	Supplemental Indenture, dated as of February 20, 2004, between The Goldman Sachs Group, Inc. and The Bank of New York Mellon (formerly known as The Bank of New York), as trustee, with respect to the junior subordinated debentures of The Goldman Sachs Group, Inc.	Exhibit 4.1 to The Goldman Sachs Group, Inc.’s Quarterly Report on Form 10-Q (File No. 001-14965) for the quarterly period ended February 27, 2004.

4.92	Second Supplemental Indenture, dated as of May 15, 2007, between The Goldman Sachs Group, Inc. and The Bank of New York Mellon (formerly known as The Bank of New York), as trustee, with respect to the junior subordinated notes of The Goldman Sachs Group, Inc.	Exhibit 99.4 to The Goldman Sachs Group, Inc.’s Registration Statement on Form 8-A (File No. 001-14965), filed on May 17, 2007 (SEC Accession No. 0000950123-07-007621).

4.93	Third Supplemental Indenture, dated as of May 15, 2007, between The Goldman Sachs Group, Inc. and The Bank of New York Mellon (formerly known as The Bank of New York), as trustee, with respect to the junior subordinated notes of The Goldman Sachs Group, Inc.	Exhibit 99.4 to The Goldman Sachs Group, Inc.’s Registration Statement on Form 8-A (File No. 001-14965), filed on May 17, 2007 (SEC Accession No. 0000950123-07-007622).

5.1	Opinion of Richards, Layton & Finger, P.A. as to the validity of the capital securities, the enforceability of the trust agreements and the formation of the Issuer Trust with respect to Goldman Sachs Capital II, Goldman Sachs Capital III, Goldman Sachs Capital IV, Goldman Sachs Capital V and Goldman Sachs Capital VI.	**

Incorporated by Reference
Exhibit No.	Description	to Filings Indicated
5.2	Opinion of Sullivan & Cromwell LLP relating to (i) debt securities, warrants, purchase contracts, units, preferred stock, depositary shares of The Goldman Sachs Group, Inc., and capital securities of Goldman Sachs Capital II, Goldman Sachs Capital III, Goldman Sachs Capital IV, Goldman Sachs Capital V and Goldman Sachs Capital VI and guarantees thereof of The Goldman Sachs Group, Inc. and (ii) debt securities, warrants, units of GS Finance Corp. and guarantees thereof of The Goldman Sachs Group, Inc.	**

5.3	Opinion of Sullivan & Cromwell LLP relating to floating rate senior debt securities and fixed rate senior debt securities of The Goldman Sachs Group, Inc.	**

5.4	Opinion of Sullivan & Cromwell LLP relating to the Guarantees by The Goldman Sachs Group, Inc. of specified certificates of deposit of Goldman Sachs Bank USA.	**

5.5	Opinion of Sullivan & Cromwell LLP relating to the Guarantee by The Goldman Sachs Group, Inc. of Notes and Deposit Notes of Goldman Sachs Bank USA.	**

5.6	Opinion of Sullivan & Cromwell LLP relating to shares of The Goldman Sachs Group, Inc.’s common stock, par value $0.01 per share, dated April 17, 2009.	**

5.7	Opinion of Richards, Layton & Finger, P.A. as to the validity of the capital securities, the enforceability of the trust agreements and the formation of the Issuer Trust with respect to Goldman Sachs Capital I.	Exhibit 5.1 to The Goldman Sachs Group, Inc.’s Registration Statement on Form S-3 (No. 333-112367), filed on January 30, 2004.

5.8	Opinion of Sullivan & Cromwell LLP.	Exhibit 5.1 to The Goldman Sachs Group, Inc.’s Current Report on Form 8-K (File No. 001-14965), dated and filed on March 21, 2011.

5.9	Opinion of Sullivan & Cromwell LLP.	Exhibit 5.1 to The Goldman Sachs Group, Inc.’s Current Report on Form 8-K (File No. 001-14965), dated and filed on March 22, 2011.

8.1	Tax Opinion of Sullivan & Cromwell LLP relating to debt securities, warrants, purchase contracts, units, preferred stock, depositary shares of The Goldman Sachs Group, Inc., and capital securities of Goldman Sachs Capital II, Goldman Sachs Capital III, Goldman Sachs Capital IV, Goldman Sachs Capital V and Goldman Sachs Capital VI and guarantees thereof of The Goldman Sachs Group, Inc.	**

8.2	Tax Opinion of Sullivan & Cromwell LLP relating to debt securities, warrants, units of GS Finance Corp. and guarantees thereof of The Goldman Sachs Group, Inc.	**

12.1	Statement re: Computation of Ratios of Earnings to Fixed Charges and Ratios of Earnings to Combined Fixed Charges and Preferred Stock Dividends.	Exhibit 12.1 to The Goldman Sachs Group, Inc.’s Annual Report on Form 10-K (File No. 001-14965) for the fiscal year ended December 31, 2010, filed on March 1, 2011.

Incorporated by Reference
Exhibit No.	Description	to Filings Indicated
23.1	Consent of Independent Registered Public Accounting Firm.	Exhibit 23.1 to The Goldman Sachs Group, Inc.’s Annual Report on Form 10-K (File No. 001-14965) for the fiscal year ended December 31, 2010, filed on March 1, 2011.

23.2	Consent of Richards, Layton & Finger, P.A ..(included in Exhibit 5.1 above).

23.3	Consents of Sullivan & Cromwell LLP (included in Exhibits 5.2, 5.3, 5.4, 5.5, 5.6, 5.8, 5.9, 8.1 and 8.2 above).

23.4	Consent of Richards, Layton & Finger, P.A ..	**

24.1	Power of Attorney (included on signature page).	**

25.1	Statement of Eligibility of senior debt trustee under the Indenture, dated as of May 19, 1999, between The Goldman Sachs Group, Inc. and The Bank of New York Mellon, as trustee	**

25.2	Statement of Eligibility of senior debt trustee under the Senior Debt Indenture, dated as of July 16, 2008, between The Goldman Sachs Group, Inc. and The Bank of New York Mellon, as trustee.	**

25.3	Statement of Eligibility of subordinated debt trustee of The Goldman Sachs Group, Inc.	**

25.4	Statement of Eligibility of warrant trustee of The Goldman Sachs Group, Inc.	**

25.5	Statement of Eligibility of The Bank of New York Mellon to act as trustee under the Amended and Restated Trust Agreement of Goldman Sachs Capital II.	**

25.6	Statement of Eligibility of The Bank of New York Mellon to act as trustee under the Amended and Restated Trust Agreement of Goldman Sachs Capital III.	**

25.7	Statement of Eligibility of The Bank of New York Mellon to act as trustee under the Amended and Restated Trust Agreement of Goldman Sachs Capital IV.	**

25.8	Statement of Eligibility of The Bank of New York Mellon to act as trustee under the Amended and Restated Trust Agreement of Goldman Sachs Capital V.	**

Incorporated by Reference
Exhibit No.	Description	to Filings Indicated
25.9	Statement of Eligibility of The Bank of New York Mellon to act as trustee under the Amended and Restated Trust Agreement of Goldman Sachs Capital VI.	**

25.10	Statement of Eligibility of The Bank of New York Mellon under the Guarantee for the benefit of the holders of capital securities of Goldman Sachs Capital II.	**

25.11	Statement of Eligibility of The Bank of New York Mellon under the Guarantee for the benefit of the holders of capital securities of Goldman Sachs Capital III.	**

25.12	Statement of Eligibility of The Bank of New York Mellon under the Guarantee for the benefit of the holders of capital securities of Goldman Sachs Capital IV.	**

25.13	Statement of Eligibility of The Bank of New York Mellon under the Guarantee for the benefit of the holders of capital securities of Goldman Sachs Capital V.	**

25.14	Statement of Eligibility of The Bank of New York Mellon under the Guarantee for the benefit of the holders of capital securities of Goldman Sachs Capital VI.	**

25.15	Statement of Eligibility of senior debt trustee under the Senior Debt Indenture, dated as of December 4, 2007, among GS Finance Corp., The Goldman Sachs Group, Inc., as guarantor, and The Bank of New York Mellon, as trustee	**

25.16	Statement of Eligibility of senior debt trustee under the Senior Debt Indenture, dated as of October 10, 2008, among GS Finance Corp., The Goldman Sachs Group, Inc., as guarantor, and The Bank of New York Mellon, as trustee	**

25.17	Statement of Eligibility of The Bank of New York Mellon to act as trustee under the Amended and Restated Trust Agreement of Goldman Sachs Capital I.	**

25.18	Statement of Eligibility of The Bank of New York Mellon under the Guarantee for the benefit of holders of capital securities of Goldman Sachs Capital I.	**

*	To be filed as an exhibit to a Current Report on Form 8-K, Quarterly Report on Form 10-Q or Annual Report on Form 10-K, or a Post-Effective Amendment to the Registration Statement on Form S-3 and incorporated herein by reference.

**	Previously filed.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 6 to the Registration Statement (File No. 333-154173) to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, New York, on the 22nd day of March, 2011.

THE GOLDMAN SACHS GROUP, INC.
By:	/s/ David A. Viniar
	Name:	David A. Viniar
	Title:	Executive Vice President and Chief Financial Officer

     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 6 to the Registration Statement (File No. 333-154173) has been signed by the following persons in the capacities indicated on the 22nd day of March, 2011.

Title	Signature

Director, Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	*

Lloyd C. Blankfein

Director, President and Chief Operating Officer	*

Gary D. Cohn

Director	*

John H. Bryan

Director	*

Claes Dahlbäck

Director	*

Stephen Friedman

Director	*

William W. George

Director	*

James A. Johnson

Director	*

Lois D. Juliber

Director	*

Lakshmi N. Mittal

Director

James J. Schiro

Director

H. Lee Scott, Jr.

Principal Accounting Officer	*

Sarah E. Smith

Chief Financial Officer (Principal Financial Officer)	/s/ David A. Viniar

David A. Viniar

*By: /s/ David A. Viniar

Name: David A. Viniar
Title: Attorney-in-Fact

     Pursuant to the requirements of the Securities Act of 1933, as amended, Goldman Sachs Capital I certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 6 to the Registration Statement (File No. 333-154173) to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 22nd day of March, 2011.

GOLDMAN SACHS CAPITAL I
By:	The Goldman Sachs Group, Inc., as Depositor

By:	/s/ Ellis Whipple
	Name:	Ellis Whipple
	Title:	Attorney-in-fact

     Pursuant to the requirements of the Securities Act of 1933, as amended, Goldman Sachs Capital II certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 6 to the Registration Statement (File No. 333-154173) to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 22nd day of March, 2011.

GOLDMAN SACHS CAPITAL II
By:	The Goldman Sachs Group, Inc., as Depositor

By:	/s/ Ellis Whipple
	Name:	Ellis Whipple
	Title:	Attorney-in-fact

     Pursuant to the requirements of the Securities Act of 1933, as amended, Goldman Sachs Capital III certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 6 to the Registration Statement (File No. 333-154173) to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 22nd day of March, 2011.

GOLDMAN SACHS CAPITAL III
By:	The Goldman Sachs Group, Inc., as Depositor

By:	/s/ Ellis Whipple
	Name:	Ellis Whipple
	Title:	Attorney-in-fact

     Pursuant to the requirements of the Securities Act of 1933, as amended, Goldman Sachs Capital IV certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 6 to the Registration Statement (File No. 333-154173) to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 22nd day of March, 2011.

GOLDMAN SACHS CAPITAL IV
By:	The Goldman Sachs Group, Inc., as Depositor

By:	/s/ Ellis Whipple
	Name:	Ellis Whipple
	Title:	Attorney-in-fact

     Pursuant to the requirements of the Securities Act of 1933, as amended, Goldman Sachs Capital V certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 6 to the Registration Statement (File No. 333-154173) to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 22nd day of March, 2011.

GOLDMAN SACHS CAPITAL V
By:	The Goldman Sachs Group, Inc., as Depositor

By:	/s/ Ellis Whipple
	Name:	Ellis Whipple
	Title:	Attorney-in-fact

     Pursuant to the requirements of the Securities Act of 1933, as amended, Goldman Sachs Capital VI certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 6 to the Registration Statement (File No. 333-154173) to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 22nd day of March, 2011.

GOLDMAN SACHS CAPITAL VI
By:	The Goldman Sachs Group, Inc., as Depositor

By:	/s/ Ellis Whipple
	Name:	Ellis Whipple
	Title:	Attorney-in-fact

     Pursuant to the requirements of the Securities Act of 1933, GS Finance Corp. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 6 to the Registration Statement (File No. 333-154173) to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 22nd day of March, 2011.

GS FINANCE CORP.
By:	/s/ Manda J. D’Agata
	Name:	Manda J. D’Agata
	Title:	President

     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 6 to the Registration Statement (File No. 333-154173) has been signed by the following persons in the capacities indicated on the 22nd day of March, 2011.

Title	Signature

Director, President (Principal Executive Officer)	/s/ Manda J. D’Agata

Manda J. D’Agata

Director	*

Steven M. Bunson

Director (Principal Financial Officer and Principal Accounting Officer)	*

Rajashree Datta

*By: /s/ Manda J. D’Agata

Name: Manda J. D’Agata
Title: Attorney-in-Fact

INDEX TO EXHIBITS

Incorporated by Reference
Exhibit No.	Description	to Filings Indicated
1.1	Amended and Restated Distribution Agreement for Medium-Term Notes, Series B of The Goldman Sachs Group, Inc., dated October 10, 2008.	**

1.2	Amendment No. 1 to the Medium-Term Notes, Series B Amended and Restated Distribution Agreement of The Goldman Sachs Group, Inc., dated April 6, 2009.	**

1.3	Amended and Restated Distribution Agreement for Medium-Term Notes, Series D of The Goldman Sachs Group, Inc., dated October 10, 2008.	**

1.4	Amendment No. 1 to the Medium-Term Notes, Series D Amended and Restated Distribution Agreement of The Goldman Sachs Group, Inc., dated April 6, 2009.	**

1.5	Form of Distribution Agreement for warrants of The Goldman Sachs Group, Inc.	*

1.6	Form of Underwriting Agreement for senior debt securities of The Goldman Sachs Group, Inc., issued under the Indenture, dated as of May 19, 1999, between The Goldman Sachs Group, Inc. and The Bank of New York Mellon (formerly known as The Bank of New York), as trustee.	**

1.7	Form of Underwriting Agreement for senior debt securities of The Goldman Sachs Group, Inc., issued under the Senior Debt Indenture, dated as of July 16, 2008, between The Goldman Sachs Group, Inc. and The Bank of New York Mellon, as trustee.	**

1.8	Form of Underwriting Agreement for subordinated debt securities of The Goldman Sachs Group, Inc.	*

1.9	Form of Underwriting Agreement for warrants of The Goldman Sachs Group, Inc.	*

1.10	Form of Underwriting Agreement for purchase contracts of The Goldman Sachs Group, Inc.	*

1.11	Form of Underwriting Agreement for units of The Goldman Sachs Group, Inc.	*

1.12	Form of Underwriting Agreement for preferred stock and depositary shares of The Goldman Sachs Group, Inc.	Exhibit 1.7 to The Goldman Sachs Group, Inc.’s Current Report on Form 8-K (File No. 001-14965), dated May 23, 2006 and filed on May 24, 2006.

1.13	Form of Underwriting Agreement for capital securities.	*

Incorporated by Reference
Exhibit No.	Description	to Filings Indicated
1.14	Form of Distribution Agreement for Medium-Term Notes, Series A of GS Finance Corp.	**

1.15	Form of Distribution Agreement for Medium-Term Notes, Series E of GS Finance Corp.	**

1.16	Form of Distribution Agreement for warrants of GS Finance Corp.	*

1.17	Form of Underwriting Agreement for senior debt securities of GS Finance Corp., issued under the Senior Debt Indenture, dated as of December 4, 2007, among GS Finance Corp., The Goldman Sachs Group, Inc., as guarantor, and The Bank of New York Mellon, as trustee.	*

1.18	Form of Underwriting Agreement for senior debt securities of GS Finance Corp., issued under the Senior Debt Indenture, dated as of October 10, 2008, among GS Finance Corp., The Goldman Sachs Group, Inc., as guarantor, and The Bank of New York Mellon, as trustee.	*

1.19	Form of Underwriting Agreement for subordinated debt securities of GS Finance Corp.	*

1.20	Form of Underwriting Agreement for warrants of GS Finance Corp.	*

1.21	Form of Underwriting Agreement for units of GS Finance Corp.	*

1.22	Form of Brokerage Agreement relating to Certificates of Deposit of Goldman Sachs Bank USA (or any successor thereto or any other banking subsidiary of The Goldman Sachs Group, Inc.).	**

1.23	Form of Distribution Agreement relating to Deposit Notes of Goldman Sachs Bank USA (or any successor thereto or any other banking subsidiary of The Goldman Sachs Group, Inc.).	**

1.24	Form of Distribution Agreement relating to Notes of Goldman Sachs Bank USA (or any successor thereto or any other banking subsidiary of The Goldman Sachs Group, Inc.).	*

2.1	Amended and Restated Plan of Incorporation of The Goldman Sachs Group, L.P.	Exhibit 2.1 to Amendment No. 2 to The Goldman Sachs Group, Inc.’s Registration Statement on Form S-1 (No. 333-74449), filed on April 30, 1999.

2.2	Certificate of Incorporation of GS Finance Corp.	Exhibit 2.5 to The Goldman Sachs Group, Inc.’s Post-Effective Amendment No. 10 to Registration Statement on Form S-3 (File No. 333-130074), filed on December 4, 2007.

Incorporated by Reference
Exhibit No.	Description	to Filings Indicated
4.1	Specimen of certificate representing The Goldman Sachs Group, Inc.’s common stock, par value $0.01 per share.	**

4.2	Amended and Restated Certificate of Incorporation of The Goldman Sachs Group, Inc., including Certificates of Designations relating to Preferred Stock Series A, B, C, D, E, F and G.	Exhibit 3.1 to The Goldman Sachs Group, Inc.’s Current Report on Form 8-K (File No. 001-14965) dated May 7, 2010 and filed on May 11, 2010.

4.3	Indenture, dated as of May 19, 1999, between The Goldman Sachs Group, Inc. and The Bank of New York Mellon, as trustee, with respect to senior debt securities of The Goldman Sachs Group, Inc.	Exhibit 6 to The Goldman Sachs Group, Inc.’s Registration Statement on Form 8-A (File No. 001-14965), filed on June 29, 1999.

4.4	Senior Debt Indenture, dated as of July 16, 2008, between The Goldman Sachs Group, Inc. and The Bank of New York Mellon, as trustee, with respect to senior debt securities of The Goldman Sachs Group, Inc.	Exhibit 4.82 to Post-Effective Amendment No. 11 to The Goldman Sachs Group, Inc.’s Registration Statement on Form S-3 (No. 333-130074), filed on July 17, 2008.

4.5	Subordinated Indenture, dated as of February 20, 2004, between The Goldman Sachs Group, Inc. and The Bank of New York Mellon, as trustee, with respect to subordinated debt securities of The Goldman Sachs Group, Inc.	Exhibit 4.2 to The Goldman Sachs Group, Inc.’s Annual Report on Form 10-K (File No. 001-14965), for the fiscal year ended November 28, 2003.

4.6	Certificate of Trust of Goldman Sachs Capital II.	Exhibit 4.12 to The Goldman Sachs Group, Inc.’s Registration Statement on Form S-3 (No. 333-112367), filed on January 30, 2004.

4.7	Amended and Restated Declaration of Trust of Goldman Sachs Capital II.	Exhibit 99.5 to The Goldman Sachs Group, Inc.’s Registration Statement on Form 8-A (File No. 001-14965), filed on May 17, 2007.

4.8	Form of Agreement as to Expenses and Liabilities for Goldman Sachs Capital II.	Exhibit 4.19 to The Goldman Sachs Group, Inc.’s Registration Statement on Form S-3 (No. 333-112367), filed on January 30, 2004.

4.9	Guarantee Agreement for Goldman Sachs Capital II.	Exhibit 99.7 to The Goldman Sachs Group, Inc.’s Registration Statement on Form 8-A (File No. 001-14965), filed on May 17, 2007.

Incorporated by Reference
Exhibit No.	Description	to Filings Indicated
4.10	Certificate of Trust of Goldman Sachs Capital III.	Exhibit 4.14 to The Goldman Sachs Group, Inc.’s Registration Statement on Form S-3 (No. 333-112367), filed on January 30, 2004.

4.11	Amended and Restated Declaration of Trust of Goldman Sachs Capital III.	Exhibit 99.5 to The Goldman Sachs Group, Inc.’s Registration Statement on Form 8-A (File No. 001-14965), filed on May 17, 2007.

4.12	Form of Agreement as to Expenses and Liabilities for Goldman Sachs Capital III.	Exhibit 4.20 to The Goldman Sachs Group, Inc.’s Registration Statement on Form S-3 (No. 333-112367), filed on January 30, 2004.

4.13	Guarantee Agreement for Goldman Sachs Capital III.	Exhibit 99.7 to The Goldman Sachs Group, Inc.’s Registration Statement on Form 8-A (File No. 001-14965), filed on May 17, 2007.

4.14	Certificate of Trust of Goldman Sachs Capital IV.	Exhibit 4.16 to The Goldman Sachs Group, Inc.’s Registration Statement on Form S-3 (No. 333-112367), filed on January 30, 2004.

4.15	Form of Amended and Restated Trust Agreement for Goldman Sachs Capital IV.	Exhibit 4.9 to The Goldman Sachs Group, Inc.’s Registration Statement on Form S-3 (No. 333-112367), filed on January 30, 2004.

4.16	Trust Agreement of Goldman Sachs Capital IV.	Exhibit 4.17 to The Goldman Sachs Group, Inc.’s Registration Statement on Form S-3 (No. 333-112367), filed on January 30, 2004.

4.17	Form of Agreement as to Expenses and Liabilities for Goldman Sachs Capital IV.	Exhibit 4.21 to The Goldman Sachs Group, Inc.’s Registration Statement on Form S-3 (No. 333-112367), filed on January 30, 2004.

4.18	Form of Guarantee Agreement for Goldman Sachs Capital IV.	Exhibit 4.25 to The Goldman Sachs Group, Inc.’s Registration Statement on Form S-3 (No. 333-112367), filed on January 30, 2004.

Incorporated by Reference
Exhibit No.	Description	to Filings Indicated
4.19	Certificate of Trust of Goldman Sachs Capital V.	Exhibit 4.17 to The Goldman Sachs Group, Inc.’s Registration Statement on Form S-3 (No. 333-122977), filed on February 24, 2005.

4.20	Form of Amended and Restated Trust Agreement for Goldman Sachs Capital V.	Exhibit 4.9 to The Goldman Sachs Group, Inc.’s Registration Statement on Form S-3 (No. 333-122977), filed on February 24, 2005.

4.21	Trust Agreement of Goldman Sachs Capital V.	Exhibit 4.18 to The Goldman Sachs Group, Inc.’s Registration Statement on Form S-3 (No. 333-122977), filed on February 24, 2005.

4.22	Form of Agreement as to Expenses and Liabilities for Goldman Sachs Capital V.	Exhibit 4.24 to The Goldman Sachs Group, Inc.’s Registration Statement on Form S-3 (No. 333-122977), filed on February 24, 2005.

4.23	Form of Guarantee Agreement for Goldman Sachs Capital V.	Exhibit 4.29 to The Goldman Sachs Group, Inc.’s Registration Statement on Form S-3 (No. 333-122977), filed on February 24, 2005.

4.24	Certificate of Trust of Goldman Sachs Capital VI.	Exhibit 4.19 to The Goldman Sachs Group, Inc.’s Registration Statement on Form S-3 (No. 333-122977), filed on February 24, 2005.

4.25	Form of Amended and Restated Trust Agreement for Goldman Sachs Capital VI.	Exhibit 4.10 to The Goldman Sachs Group, Inc.’s Registration Statement on Form S-3 (No. 333-122977), filed on February 24, 2005.

4.26	Trust Agreement of Goldman Sachs Capital VI.	Exhibit 4.20 to The Goldman Sachs Group, Inc.’s Registration Statement on Form S-3 (No. 333-122977), filed on February 24, 2005.

4.27	Form of Agreement as to Expenses and Liabilities for Goldman Sachs Capital VI.	Exhibit 4.25 to The Goldman Sachs Group, Inc.’s Registration Statement on Form S-3 (No. 333-122977), filed on February 24, 2005.

Incorporated by Reference
Exhibit No.	Description	to Filings Indicated
4.28	Form of Guarantee Agreement for Goldman Sachs Capital VI.	Exhibit 4.30 to The Goldman Sachs Group, Inc.’s Registration Statement on Form S-3 (No. 333-122977), filed on February 24, 2005.

4.29	Warrant Indenture, dated as of February 14, 2006, between The Goldman Sachs Group, Inc. and The Bank of New York Mellon, as trustee, with respect to warrants of The Goldman Sachs Group, Inc.	Exhibit 4.34 to The Goldman Sachs Group, Inc.’s Post-Effective Amendment No. 3 to Registration Statement on Form S-3 (File No. 333-130074), filed on March 1, 2006.

4.30	Form of Debt Warrant Agreement for warrants of The Goldman Sachs Group, Inc. sold attached to debt securities of The Goldman Sachs Group, Inc.	*

4.31	Form of Debt Warrant Agreement for warrants of The Goldman Sachs Group, Inc. sold alone.	*

4.32	Form of Warrant Agreement for universal warrants of The Goldman Sachs Group, Inc.	*

4.33	Deposit Agreement, dated as of October 21, 2005, between The Goldman Sachs Group, Inc. and JP Morgan Chase Bank, N.A., including form of depositary receipt.	Exhibit 5 to The Goldman Sachs Group, Inc.’s Registration Statement on Form 8-A (file No. 001-14965), filed on October 28, 2005.

4.34	Form of Unit Agreement of The Goldman Sachs Group, Inc., including form of unit certificate.	*

4.35	Form of Unit Agreement Without Holders’ Obligation of The Goldman Sachs Group, Inc.	*

4.36	Form of senior debt securities of The Goldman Sachs Group, Inc., issued under the Indenture, dated as of May 19, 1999, between The Goldman Sachs Group, Inc. and The Bank of New York Mellon, as trustee (included in Exhibit 4.3).

4.37	Form of senior debt securities of The Goldman Sachs Group, Inc. issued under the Senior Debt Indenture, dated as of July 16, 2008, between The Goldman Sachs Group, Inc. and The Bank of New York Mellon, as trustee (included in Exhibit 4.4).

4.38	Form of floating rate senior debt security issued under the Indenture, dated as of May 19, 1999, between The Goldman Sachs Group, Inc. and The Bank of New York Mellon, as trustee.	**

4.39	Form of floating rate senior debt security issued under the Senior Debt Indenture, dated as of July 16, 2008, between The Goldman Sachs Group, Inc. and The Bank of New York Mellon, as trustee.	**

Incorporated by Reference
Exhibit No.	Description	to Filings Indicated
4.40	Form of fixed rate senior debt security issued under the Indenture, dated as of May 19, 1999, between The Goldman Sachs Group, Inc. and The Bank of New York Mellon, as trustee.	Exhibit 4.55 to Post-Effective Amendment No. 2 to The Goldman Sachs Group, Inc.’s Registration Statement on Form S-3 (No. 333-130074), filed on February 3, 2006.

4.41	Form of fixed rate senior debt security issued under the Senior Debt Indenture, dated as of July 16, 2008, between The Goldman Sachs Group, Inc. and The Bank of New York Mellon, as trustee.	Exhibit 4.91 to Post-Effective Amendment No. 11 to The Goldman Sachs Group, Inc.’s Registration Statement on Form S-3 (No. 333-130074), filed on July 17, 2008.

4.42	Form of subordinated debt securities of The Goldman Sachs Group, Inc. (included in Exhibit 4.5).

4.43	Form of Floating Rate Medium-Term Note, Series B, of The Goldman Sachs Group, Inc.	**

4.44	Form of Floating Rate Medium-Term Note, Series D, of The Goldman Sachs Group, Inc.	**

4.45	Form of Fixed Rate Medium-Term Note, Series B, of The Goldman Sachs Group, Inc.	Exhibit 4.4 to Post-Effective Amendment No. 1 to The Goldman Sachs Group, Inc.’s Registration Statement on Form S-1 (No. 333-75321), filed on July 1, 1999.

4.46	Form of Fixed Rate Medium-Term Note, Series D, of The Goldman Sachs Group, Inc.	Exhibit 4.85 to Post-Effective Amendment No. 11 to The Goldman Sachs Group, Inc.’s Registration Statement on Form S-3 (No. 333-130074), filed on July 17, 2008.

4.47	Form of Mandatory Exchangeable Medium-Term Note, Series B, of The Goldman Sachs Group, Inc.	Exhibit 4.5 to Post-Effective Amendment No. 1 to The Goldman Sachs Group, Inc.’s Registration Statement on Form S-1 (No. 333-75321), filed on July 1, 1999.

4.48	Form of Mandatory Exchangeable Medium-Term Note, Series D, of The Goldman Sachs Group, Inc.	Exhibit 4.86 to Post-Effective Amendment No. 11 to The Goldman Sachs Group, Inc.’s Registration Statement on Form S-3 (No. 333-130074), filed on July 17, 2008.

Incorporated by Reference
Exhibit No.	Description	to Filings Indicated
4.49	Form of Exchangeable Medium-Term Note, Series B, of The Goldman Sachs Group, Inc.	Exhibit 4.6 to Post-Effective Amendment No. 1 to The Goldman Sachs Group, Inc.’s Registration Statement on Form S-1 (No. 333-75321), filed on July 1, 1999.

4.50	Form of Exchangeable Medium-Term Note, Series D, of The Goldman Sachs Group, Inc.	Exhibit 4.87 to Post-Effective Amendment No. 11 to The Goldman Sachs Group, Inc.’s Registration Statement on Form S-3 (No. 333-130074), filed on July 17, 2008.

4.51	Form of Exchange Traded Note, Series B, of The Goldman Sachs Group, Inc.	Exhibit 99.2 to The Goldman Sachs Group, Inc.’s Registration Statement on Form 8-A (File No. 001-14965), filed on June 26, 2007.

4.52	Form of Index-Linked Medium-Term Note, Series D, of The Goldman Sachs Group, Inc.	Exhibit 4.88 to Post-Effective Amendment No. 11 to The Goldman Sachs Group, Inc.’s Registration Statement on Form S-3 (No. 333-130074), filed on July 17, 2008.

4.53	Specimen Master Medium-Term Note, Series B, of The Goldman Sachs Group, Inc.	**

4.54	Specimen Master Medium-Term Note, Series D, dated October 10, 2008, of The Goldman Sachs Group, Inc.	**

4.55	Specimen Master Medium-Term Note, Series D, dated April 6, 2009, of The Goldman Sachs Group, Inc.	**

4.56	Form of put warrant of The Goldman Sachs Group, Inc. (included in Exhibit 4.29).

4.57	Form of call warrant of The Goldman Sachs Group, Inc. (included in Exhibit 4.29).

4.58	Form of universal warrant of The Goldman Sachs Group, Inc.	Exhibit 4.57 to The Goldman Sachs Group, Inc.’s Post-Effective Amendment No. 7 to Registration Statement on Form S-3 (File No. 333-130074), filed on February 20, 2007.

4.59	Form of Prepaid Purchase Contract of The Goldman Sachs Group, Inc.	*

Incorporated by Reference
Exhibit No.	Description	to Filings Indicated
4.60	Form of Non-Prepaid Purchase Contract (Issuer Sale) of The Goldman Sachs Group, Inc. (to be included in Exhibit 4.32).

4.61	Form of Non-Prepaid Purchase Contract (Issuer Purchase) of The Goldman Sachs Group, Inc. (to be included in Exhibit 4.32).

4.62	Form of Capital Security (included in Exhibits 4.7, 4.11, 4.15, 4.20, 4.25 and 4.88).

4.63	Senior Debt Indenture, dated as of December 4, 2007, among GS Finance Corp., The Goldman Sachs Group, Inc., as guarantor, and The Bank of New York Mellon, as trustee, with respect to senior debt securities of GS Finance Corp.	Exhibit 4.69 to The Goldman Sachs Group, Inc.’s Post-Effective Amendment No. 10 to Registration Statement on Form S-3 (File No. 333-130074), filed on December 4, 2007.

4.64	Senior Debt Indenture, dated as of October 10, 2008, among GS Finance Corp., The Goldman Sachs Group, Inc., as guarantor, and The Bank of New York Mellon, as trustee, with respect to senior debt securities of GS Finance Corp.	**

4.65	Form of Unit Agreement of GS Finance Corp., including form of units.	*

4.66	Form of Unit Agreement Without Holders’ Obligation of GS Finance Corp.	*

4.67	Form of senior debt securities of GS Finance Corp., issued under the Senior Debt Indenture, dated as of December 4, 2007, among GS Finance Corp., The Goldman Sachs Group, Inc., as guarantor, and The Bank of New York Mellon, as trustee (included in Exhibit 4.63).

4.68	Form of senior debt securities of GS Finance Corp., issued under the Senior Debt Indenture, dated as of October 10, 2008, among GS Finance Corp., The Goldman Sachs Group, Inc., as guarantor, and The Bank of New York Mellon, as trustee (included in Exhibit 4.64).

4.69	Form of Floating Rate Medium-Term Note, Series A, of GS Finance Corp.	**

4.70	Form of Floating Rate Medium-Term Note, Series E, of GS Finance Corp.	**

4.71	Form of Fixed Rate Medium-Term Note, Series A, of GS Finance Corp.	Exhibit 4.76 to The Goldman Sachs Group, Inc.’s Post-Effective Amendment No. 10 to Registration Statement on Form S-3 (File No. 333-130074), filed on December 4, 2007.

4.72	Form of Fixed Rate Medium-Term Note, Series E, of GS Finance Corp.	**

Incorporated by Reference
Exhibit No.	Description	to Filings Indicated
4.73	Form of Index-Linked Medium-Term Note, Series A, of GS Finance Corp.	Exhibit 4.77 to The Goldman Sachs Group, Inc.’s Post-Effective Amendment No. 10 to Registration Statement on Form S-3 (File No. 333-130074), filed on December 4, 2007.

4.74	Form of Index-Linked Medium-Term Note, Series E, of GS Finance Corp.	**

4.75	Specimen Master Medium-Term Note, Series A, of GS Finance Corp.	**

4.76	Specimen Master Medium-Term Note, Series E, of GS Finance Corp.	**

4.77	Form of guarantee, issued under the Senior Debt Indenture, dated as of December 4, 2007, among GS Finance Corp., The Goldman Sachs Group, Inc., as guarantor, and The Bank of New York Mellon, as trustee, by The Goldman Sachs Group, Inc. of senior debt securities of GS Finance Corp. (included in Exhibit 4.63).

4.78	Form of guarantee, issued under the Senior Debt Indenture, dated as of October 10, 2008, among GS Finance Corp., The Goldman Sachs Group, Inc., as guarantor, and The Bank of New York Mellon, as trustee, by The Goldman Sachs Group, Inc. of senior debt securities of GS Finance Corp. (included in Exhibit 4.64).

4.79	General Guarantee Agreement, dated October 21, 2008, made by The Goldman Sachs Group, Inc. relating to certain obligations of Goldman Sachs Bank USA.	**

4.80	General Guarantee Agreement, dated December 1, 2008, made by The Goldman Sachs Group, Inc. relating to certain obligations of Goldman Sachs Bank USA.	**

4.81	Form of Floating Rate Senior Debt Security (TLGP) of The Goldman Sachs Group, Inc.	Exhibit 4.5 to The Goldman Sachs Group, Inc.’s Annual Report on Form 10-K (File No. 001-14965) for the fiscal year ended November 28, 2008.

4.82	Form of Fixed Rate Senior Debt Security (TLGP) of The Goldman Sachs Group, Inc.	Exhibit 4.6 to The Goldman Sachs Group, Inc.’s Annual Report on Form 10-K (File No. 001-14965) for the fiscal year ended November 28, 2008.

Incorporated by Reference
Exhibit No.	Description	to Filings Indicated
4.83	Form of Floating Rate Medium-Term Note, Series D (TLGP) of The Goldman Sachs Group, Inc.	Exhibit 4.7 to The Goldman Sachs Group, Inc.’s Annual Report on Form 10-K (File No. 001-14965) for the fiscal year ended November 28, 2008.

4.84	Form of Fixed Rate Medium-Term Note, Series D (TLGP) of The Goldman Sachs Group, Inc.	Exhibit 4.8 to The Goldman Sachs Group, Inc.’s Annual Report on Form 10-K (File No. 001-14965) for the fiscal year ended November 28, 2008.

4.85	Form of Floating Rate Senior Debt Security — TLGP, 2008 of The Goldman Sachs Group, Inc.	Exhibit 4.1 to The Goldman Sachs Group, Inc.’s Current Report on Form 8-K (File No. 001-14965), dated November 25, 2008 and filed on December 1, 2008.

4.86	Form of Fixed Rate Senior Debt Security — TLGP, 2008 of The Goldman Sachs Group, Inc.	Exhibit 4.2 to The Goldman Sachs Group, Inc.’s Current Report on Form 8-K (File No. 001-14965), dated November 25, 2008 and filed on December 1, 2008.

4.87	Certificate of Trust of Goldman Sachs Capital I	Exhibit 4.10 to The Goldman Sachs Group, Inc.’s Registration Statement on Form S-3 (No. 333-112367), filed on January 30, 2004.

4.88	Amended and Restated Trust Agreement of Goldman Sachs Capital I	Exhibit 4.2 to The Goldman Sachs Group, Inc.’s Quarterly Report on Form 10-Q (File No. 001-14965) for the quarterly period ended February 27, 2004.

4.89	Agreement as to Expenses and Liabilities for Goldman Sachs Capital I	Exhibit 4.3 to The Goldman Sachs Group, Inc.’s Quarterly Report on Form 10-Q (File No. 001-14965) for the quarterly period ended February 27, 2004.

4.90	Guarantee Agreement for Goldman Sachs Capital I	Exhibit 4.4 to The Goldman Sachs Group, Inc.’s Quarterly Report on Form 10-Q (File No. 001-14965) for the quarterly period ended February 27, 2004.

Incorporated by Reference
Exhibit No.	Description	to Filings Indicated
4.91	Supplemental Indenture, dated as of February 20, 2004, between The Goldman Sachs Group, Inc. and The Bank of New York Mellon (formerly known as The Bank of New York), as trustee, with respect to the junior subordinated debentures of The Goldman Sachs Group, Inc.	Exhibit 4.1 to The Goldman Sachs Group, Inc.’s Quarterly Report on Form 10-Q (File No. 001-14965) for the quarterly period ended February 27, 2004.

4.92	Second Supplemental Indenture, dated as of May 15, 2007, between The Goldman Sachs Group, Inc. and The Bank of New York Mellon (formerly known as The Bank of New York), as trustee, with respect to the junior subordinated notes of The Goldman Sachs Group, Inc.	Exhibit 99.4 to The Goldman Sachs Group, Inc.’s Registration Statement on Form 8-A (File No. 001-14965), filed on May 17, 2007 (SEC Accession No. 0000950123-07-007621).

4.93	Third Supplemental Indenture, dated as of May 15, 2007, between The Goldman Sachs Group, Inc. and The Bank of New York Mellon (formerly known as The Bank of New York), as trustee, with respect to the junior subordinated notes of The Goldman Sachs Group, Inc.	Exhibit 99.4 to The Goldman Sachs Group, Inc.’s Registration Statement on Form 8-A (File No. 001-14965), filed on May 17, 2007 (SEC Accession No. 0000950123-07-007622).
5.1	Opinion of Richards, Layton & Finger, P.A. as to the validity of the capital securities, the enforceability of the trust agreements and the formation of the Issuer Trust with respect to Goldman Sachs Capital II, Goldman Sachs Capital III, Goldman Sachs Capital IV, Goldman Sachs Capital V and Goldman Sachs Capital VI.	**

5.2	Opinion of Sullivan & Cromwell LLP relating to (i) debt securities, warrants, purchase contracts, units, preferred stock, depositary shares of The Goldman Sachs Group, Inc., and capital securities of Goldman Sachs Capital II, Goldman Sachs Capital III, Goldman Sachs Capital IV, Goldman Sachs Capital V and Goldman Sachs Capital VI and guarantees thereof of The Goldman Sachs Group, Inc. and (ii) debt securities, warrants, units of GS Finance Corp. and guarantees thereof of The Goldman Sachs Group, Inc.	**

5.3	Opinion of Sullivan & Cromwell LLP relating to floating rate senior debt securities and fixed rate senior debt securities of The Goldman Sachs Group, Inc.	**

5.4	Opinion of Sullivan & Cromwell LLP relating to the Guarantees by The Goldman Sachs Group, Inc. of specified certificates of deposit of Goldman Sachs Bank USA.	**

5.5	Opinion of Sullivan & Cromwell LLP relating to the Guarantee by The Goldman Sachs Group, Inc. of Notes and Deposit Notes of Goldman Sachs Bank USA.	**

Incorporated by Reference
Exhibit No.	Description	to Filings Indicated
5.6	Opinion of Sullivan & Cromwell LLP relating to shares of The Goldman Sachs Group, Inc.’s common stock, par value $0.01 per share, dated April 17, 2009.	**

5.7	Opinion of Richards, Layton & Finger, P.A .. as to the validity of the capital securities, the enforceability of the trust agreements and the formation of the Issuer Trust with respect to Goldman Sachs Capital I.	Exhibit 5.1 to The Goldman Sachs Group, Inc.’s Registration Statement on Form S-3 (No. 333-112367), filed on January 30, 2004.

5.8	Opinion of Sullivan & Cromwell LLP.	Exhibit 5.1 to The Goldman Sachs Group, Inc.’s Current Report on Form 8-K (File No. 001-14965), dated and filed on March 21, 2011.

5.9	Opinion of Sullivan & Cromwell LLP.	Exhibit 5.1 to The Goldman Sachs Group, Inc.’s Current Report on Form 8-K (File No. 001-14965), dated and filed on March 22, 2011.
8.1	Tax Opinion of Sullivan & Cromwell LLP relating to debt securities, warrants, purchase contracts, units, preferred stock, depositary shares of The Goldman Sachs Group, Inc., and capital securities of Goldman Sachs Capital II, Goldman Sachs Capital III, Goldman Sachs Capital IV, Goldman Sachs Capital V and Goldman Sachs Capital VI and guarantees thereof of The Goldman Sachs Group, Inc.	**

8.2	Tax Opinion of Sullivan & Cromwell LLP relating to debt securities, warrants, units of GS Finance Corp. and guarantees thereof of The Goldman Sachs Group, Inc.	**

12.1	Statement re: Computation of Ratios of Earnings to Fixed Charges and Ratios of Earnings to Combined Fixed Charges and Preferred Stock Dividends.	Exhibit 12.1 to The Goldman Sachs Group, Inc.’s Annual Report on Form 10-K (File No. 001-14965) for the fiscal year ended December 31, 2010, filed on March 1, 2011.

23.1	Consent of Independent Registered Public Accounting Firm.	Exhibit 23.1 to The Goldman Sachs Group, Inc.’s Annual Report on Form 10-K (File No. 001-14965) for the fiscal year ended December 31, 2010, filed on March 1, 2011.

23.2	Consent of Richards, Layton & Finger, P.A.(included in Exhibit 5.1 above).

23.3	Consents of Sullivan & Cromwell LLP (included in Exhibits 5.2, 5.3, 5.4, 5.5, 5.6, 5.8, 5.9, 8.1 and 8.2 above).

23.4	Consent of Richards, Layton & Finger, P.A.	**

24.1	Power of Attorney (included on signature page).	**

Incorporated by Reference
Exhibit No.	Description	to Filings Indicated
25.1	Statement of Eligibility of senior debt trustee under the Indenture, dated as of May 19, 1999, between The Goldman Sachs Group, Inc. and The Bank of New York Mellon, as trustee	**

25.2	Statement of Eligibility of senior debt trustee under the Senior Debt Indenture, dated as of July 16, 2008, between The Goldman Sachs Group, Inc. and The Bank of New York Mellon, as trustee.	**

25.3	Statement of Eligibility of subordinated debt trustee of The Goldman Sachs Group, Inc.	**

25.4	Statement of Eligibility of warrant trustee of The Goldman Sachs Group, Inc.	**

25.5	Statement of Eligibility of The Bank of New York Mellon to act as trustee under the Amended and Restated Trust Agreement of Goldman Sachs Capital II.	**

25.6	Statement of Eligibility of The Bank of New York Mellon to act as trustee under the Amended and Restated Trust Agreement of Goldman Sachs Capital III.	**

25.7	Statement of Eligibility of The Bank of New York Mellon to act as trustee under the Amended and Restated Trust Agreement of Goldman Sachs Capital IV.	**

25.8	Statement of Eligibility of The Bank of New York Mellon to act as trustee under the Amended and Restated Trust Agreement of Goldman Sachs Capital V.	**

25.9	Statement of Eligibility of The Bank of New York Mellon to act as trustee under the Amended and Restated Trust Agreement of Goldman Sachs Capital VI.	**

25.10	Statement of Eligibility of The Bank of New York Mellon under the Guarantee for the benefit of the holders of capital securities of Goldman Sachs Capital II.	**

25.11	Statement of Eligibility of The Bank of New York Mellon under the Guarantee for the benefit of the holders of capital securities of Goldman Sachs Capital III.	**

25.12	Statement of Eligibility of The Bank of New York Mellon under the Guarantee for the benefit of the holders of capital securities of Goldman Sachs Capital IV.	**

25.13	Statement of Eligibility of The Bank of New York Mellon under the Guarantee for the benefit of the holders of capital securities of Goldman Sachs Capital V.	**

25.14	Statement of Eligibility of The Bank of New York Mellon under the Guarantee for the benefit of the holders of capital securities of Goldman Sachs Capital VI.	**

Incorporated by Reference
Exhibit No.	Description	to Filings Indicated
25.15	Statement of Eligibility of senior debt trustee under the Senior Debt Indenture, dated as of December 4, 2007, among GS Finance Corp., The Goldman Sachs Group, Inc., as guarantor, and The Bank of New York Mellon, as trustee	**

25.16	Statement of Eligibility of senior debt trustee under the Senior Debt Indenture, dated as of October 10, 2008, among GS Finance Corp., The Goldman Sachs Group, Inc., as guarantor, and The Bank of New York Mellon, as trustee	**

25.17	Statement of Eligibility of The Bank of New York Mellon to act as trustee under the Amended and Restated Trust Agreement of Goldman Sachs Capital I.	**

25.18	Statement of Eligibility of The Bank of New York Mellon under the Guarantee for the benefit of holders of capital securities of Goldman Sachs Capital I.	**

*	To be filed as an exhibit to a Current Report on Form 8-K, Quarterly Report on Form 10-Q or Annual Report on Form 10-K, or a Post-Effective Amendment to the Registration Statement on Form S-3 and incorporated herein by reference.

**	Previously filed.